                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                LANTRONIX, INC.

                          LWC ACQUISITION CORPORATION,

                        LIGHTWAVE COMMUNICATIONS, INC.,

                         THE STOCKHOLDERS LISTED HEREIN

                                      AND

                                DAVID B. CHEEVER

                         AS STOCKHOLDER REPRESENTATIVE

                            Dated as of June 7, 2001

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I THE MERGER......................................................   1
  1.1   The Merger........................................................   1
  1.2   Effective Time....................................................   2
  1.3   Effect of the Merger..............................................   2
  1.4   Certificate of Incorporation and Bylaws...........................   2
  1.5   Directors and Officers............................................   2
  1.6   Effect of Merger on the Capital Stock of the
        Constituent Corporations..........................................   3
  1.7   Net Worth True-Up.................................................   7
  1.8   Dissenting Shares.................................................   8
  1.9   Surrender of Certificates.........................................   9
  1.10  No Further Ownership Rights in Company Common Stock...............  10
  1.11  Lost, Stolen or Destroyed Certificates............................  10
  1.12  Tax Consequences..................................................  10
  1.13  Taking of Necessary Action; Further Action........................  10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
  THE STOCKHOLDERS........................................................  11
  2.1   Organization of the Company.......................................  11
  2.2   Company Capital Structure.........................................  11
  2.3   Subsidiaries......................................................  12
  2.4   Authority.........................................................  12
  2.5   No Conflict.......................................................  13
  2.6   Consents..........................................................  13
  2.7   Company Financial Statements......................................  14
  2.8   No Undisclosed Liabilities........................................  14
  2.9   No Changes........................................................  14
  2.10  Tax Matters.......................................................  16
  2.11  Restrictions on Business Activities...............................  18
  2.12  Title to Properties; Absence of Liens and Encumbrances;
        Condition of Equipment............................................  19
  2.13  Intellectual Property.............................................  20
  2.14  Agreements, Contracts and Commitments.............................  23
  2.15  Interested Party Transactions.....................................  24
  2.16  Governmental Authorization........................................  24
  2.17  Litigation........................................................  24
  2.18  Accounts Receivable...............................................  25
  2.19  Minute Books......................................................  25
  2.20  Environmental Matters.............................................  25
  2.21  Brokers' and Finders' Fees; Third Party Expenses..................  26

                              TABLE OF CONTENTS
                                  (Continued)

                                                                           Page
                                                                           ----
  2.22  Employee Benefit Plans and Compensation...........................  26
  2.23  Insurance.........................................................  30
  2.24  Compliance with Laws..............................................  30
  2.25  Foreign Corrupt Practices Act.....................................  30
  2.26  Warranties; Indemnities...........................................  30
  2.27  Complete Copies of Materials......................................  31
  2.28  Representations Complete..........................................  31

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..............  31
  3.1   Organization, Standing and Power..................................  31
  3.2   Authority.........................................................  31
  3.3   No Conflict.......................................................  31
  3.4   Consents..........................................................  32
  3.5   Parent Common Stock...............................................  32
  3.6   Broker's and Finders' Fees........................................  32
  3.7   SEC Documents; Parent Financial Statements........................  32

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME............................  33
  4.1   Conduct of Business of the Company................................  33
  4.2   No Solicitation...................................................  35

ARTICLE V ADDITIONAL AGREEMENTS...........................................  36
  5.1   Stockholder Approval..............................................  36
  5.2   Stockholder Covenants.............................................  36
  5.3   Sale of Restricted Securities and Post-Sale
        Registration of Certain Shares....................................  37
  5.4   Access to Information.............................................  37
  5.5   Confidentiality...................................................  37
  5.6   Expenses..........................................................  38
  5.7   Public Disclosure.................................................  38
  5.8   Consents..........................................................  38
  5.9   FIRPTA Compliance.................................................  38
  5.10  Reasonable Efforts................................................  38
  5.11  Notification of Certain Matters...................................  39
  5.12  Additional Documents and Further Assurances.......................  39
  5.13  S-8 Registration..................................................  39
  5.14  Estimated Closing Balance Sheet...................................  39
  5.15  Termination of 401(k) Plan........................................  39
  5.16  Resignation of Officers and Directors.............................  39
  5.17  Issuance of Additional Options....................................  39
  5.18  Investor Rights Agreement.........................................  40
  5.19  Proprietary Information and Inventions Assignment Agreement.......  40

                              TABLE OF CONTENTS
                                  (Continued)

                                                                           Page
                                                                           ----
  5.20  Certain Tax Matters...............................................  40
  5.21  Employment Agreements.............................................  40
  5.22  Eastern Bank......................................................  41

ARTICLE VI CONDITIONS TO THE MERGER.......................................  41
  6.1   Conditions to Obligations of Each Party to Effect the Merger......  41
  6.2   Conditions to the Obligations of Parent and Sub...................  42
  6.3   Conditions to Obligations of the Company and the Stockholders.....  44

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW............  45
  7.1   Survival of Representations, Warranties and Covenants.............  45
  7.2   Indemnification...................................................  45
  7.3   Escrow Arrangements...............................................  45
  7.4   Stockholder Representative........................................  50
  7.5   Maximum Payments; Remedy..........................................  51

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER............................  51
  8.1   Termination.......................................................  51
  8.2   Effect of Termination.............................................  52
  8.3   Amendment.........................................................  53
  8.4   Extension; Waiver.................................................  53

ARTICLE IX GENERAL PROVISIONS.............................................  53
  9.1   Notices...........................................................  53
  9.2   Interpretation....................................................  54
  9.3   Counterparts......................................................  54
  9.4   Entire Agreement; Assignment......................................  54
  9.5   Severability......................................................  54
  9.6   Other Remedies....................................................  55
  9.7   Governing Law.....................................................  55
  9.8   Rules of Construction.............................................  55
  9.9   WAIVER OF JURY TRIAL..............................................  55


                               INDEX OF EXHIBITS

Exhibit    Description
-------    -----------

Exhibit A  Form of Certificate of Merger

Exhibit B  Form of Stockholder Certificate

Exhibit C  Form of Investor Rights Agreement

Exhibit D  Form of Legal Opinion of Counsel of the Company

Exhibit E  Form of Non-Competition Agreement

Exhibit F  Form of Legal Opinion of Counsel for Parent

Exhibit G  Form of Escrow Agreement

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into as of June 7, 2001 by and among Lantronix, Inc., a Delaware corporation ("Parent"), LWC Acquisition Corporation, a Connecticut corporation
              ------
and a wholly-owned subsidiary of Parent ("Sub"), Lightwave Communications, Inc.,
                                          ---
a Connecticut corporation (the "Company"), David B. Cheever, Peter T. Henderson,
                                -------
Ross D. Capen, Kevin F. Keefe and Michael L. Canestri (each, a "Stockholder,"
                                                                -----------
and collectively the "Stockholders"), and with respect to Article VII and
                      ------------                        -----------
Article IX hereof, David B. Cheever (the "Stockholder Representative").
----------                                --------------------------

                                    RECITALS

     A. The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of each company and its respective stockholders that Parent acquire the Company through the statutory merger of the Company with and into Sub pursuant to the terms hereof (the "Merger") and, in furtherance
                                            ------
thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, (i) all of the capital stock of the Company shall be converted into the consideration set forth herein, and (ii) all issued and outstanding options to purchase capital stock of the Company shall be assumed by Parent and converted into options to purchase common stock of Parent.

     C. A portion of the cash consideration otherwise payable by Parent in connection with the Merger shall be either (at Parent's option) retained by Parent (and shall accrue interest as provided herein) or placed in escrow as security for the indemnification obligations set forth in this Agreement. A portion of stock otherwise payable by Parent in connection with the Merger shall be placed in escrow by Parent as security for the indemnification obligations set forth in this Agreement.

     D. The Company and the Stockholders, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties intend for the Merger to be
                       ----
accounted for as a purchase.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  THE MERGER
                                  ----------
     1.1  The Merger.  At the Effective Time (as defined in Section 1.2 hereof)
          ----------                                        -----------
and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General

Corporation Law of the State of Connecticut ("Connecticut Law"), the Company
                                              ---------------
shall be merged with and into Sub, the separate corporate existence of the Company shall cease, and Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."
                                             ---------------------

     1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1 hereof, the closing of the Merger (the "Closing") will take place
   -----------                                         -------
as promptly as practicable after the execution and delivery hereof by the parties hereto, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of
                                         ----------
Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at 10 a.m. Palo Alto time unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger
 ------------
to be consummated by filing a Certificate of Merger in substantially the form attached hereto as Exhibit A, with the Secretary of State of the State of
                   ---------
Connecticut (the "Certificate of Merger"), in accordance with the applicable
                  ---------------------
provisions of Connecticut Law (the time of such filing shall be referred to herein as the "Effective Time").
               --------------

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Connecticut Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation and Bylaws.
          ---------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, the certificate of incorporation of the Surviving Corporation shall be identical to the certificate of incorporation of Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Connecticut Law and as provided in such certificate of incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving
                ---------
Corporation shall be amended and restated in its entirety to read as follows:
"The name of the corporation is Lightwave Communications, Inc."

          (b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Connecticut Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

     1.5  Directors and Officers.
          ----------------------

          (a) Directors. Unless otherwise determined by Parent prior to the
              ---------
Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Connecticut Law and the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

          (b) Officers. Unless otherwise determined by Parent prior to the
              --------
Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

     1.6  Effect of Merger on the Capital Stock of the Constituent Corporations.
          ---------------------------------------------------------------------

          (a) Definitions. For all purposes of this Agreement, the following
              -----------
terms shall have the following respective meanings:

              "Average Trading Price" shall mean the Trading Price during the ten-business day period prior to the third business day before the applicable date of determination.

              "Aggregate Consideration" shall mean the sum of the Merger Cash and Merger Shares, subject to adjustment pursuant to Section 1.7.
                                                     -----------

              "Assumed Share Value" shall mean (i) with respect to Merger Shares
               -------------------
then held (including Merger Shares held in escrow) by a Stockholder, the Average Trading Price, and (ii) with respect to Merger Shares sold prior to the applicable date of determination, the actual consideration paid for such shares less actual out of pocket selling expenses, including any underwriting discounts, selling commissions, stock transfer taxes applicable to such sale, and all reasonable out of pocket fees and disbursements of counsel, accountants or other professional service providers to the selling Stockholder directly related to such sale; provided, that for the purposes of this calculation,
                      --------
Merger Shares then held by a Stockholder shall first be applied to such calculation, and then Merger Shares sold prior to the applicable date of determination shall be applied on a "first-sold, first-counted" basis; and provided, further, that once any Merger Shares value under (ii) is applied to a
--------  -------
calculation pursuant to this Agreement, it shall not again be counted for any subsequent calculation.

               "Company Common Stock" shall mean shares of common stock, no par
                --------------------
value per share, of the Company.

               "Company Options" shall mean all issued and outstanding options
                ---------------
pursuant to the Plan to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any person or entity.

               "Escrow Agent" shall mean Chase Manhattan Bank, N.A., or another
                ------------
institution acceptable to Parent and the Stockholder Representative (as defined in Section 7.3 hereof).
   -----------

               "Escrow Shares" shall mean two hundred forty thousand (240,000)
                -------------
shares of Parent Common Stock less seven percent (7%) of any reduction of the Merger Shares pursuant to Section 1.7(a).
                          --------------

               "Exchange Ratio" shall mean an amount equal to the quotient
                --------------
obtained by dividing (x) the Merger Shares, by (y) the Total Outstanding Shares.

               "GAAP" shall mean United States generally accepted accounting
                ----
principles consistently applied.

               "Holdback" shall mean seven percent (7%) of the Merger Cash
                --------
(equal to eight hundred forty thousand dollars ($840,000) assuming no reduction in the cash consideration pursuant to Section 1.7(a) as provided in Section
                                      --------------                -------
7.3(a)), which shall, at the election of the Parent, be: (i) retained by Parent
-------
(with interest paid) or (ii) placed in Escrow with the Escrow Shares, in each case subject to the provisions of Section 7.3, and as a non-exclusive remedy for
                                  -----------
breach of the representations, warranties and covenants of the Company and Stockholders as set forth herein

               "Knowledge" shall mean (i) with respect to the Company, the
                ---------
actual conscious knowledge of the Company's executive officers and directors provided that such persons shall have made reasonable inquiry of those employees of the Company whom such executive officers and directors reasonably believe would have actual knowledge of the matters represented and (ii) with respect to the Stockholders, the actual conscious knowledge of such Stockholders.

               "Material Adverse Effect" shall mean any change, event or effect
                -----------------------
that is materially adverse to the business, assets (whether tangible or intangible), condition (financial or otherwise), results of operations or capitalization of the Company, taken as a whole.

               "Merger Cash" shall mean twelve million dollars ($12,000,000)
                -----------
cash consideration to be received by the Stockholders in connection with the Merger, on a Pro Rata Basis, in exchange for the Company Common Stock, as adjusted in accordance with Section 1.7(a), hereof.
                            --------------

               "Merger Cash Ratio" shall mean the number obtained by dividing
                -----------------
(x) Merger Cash by (y) the number of Merger Shares multiplied by the Trading Price on the Closing Date plus the Merger Cash.

               "Merger Cash Ratio Percentage" shall mean 100 multiplied by the
                ----------------------------
Merger Cash Ratio.

               "Merger Shares" shall mean three million four hundred twenty-
                -------------
eight thousand five hundred seventy-one (3,428,571) shares of Parent Common Stock to be received by the Stockholders in connection with the Merger, on a Pro Rata Basis, in exchange for the Company Common Stock, as adjusted in accordance with Section 1.7 (a), hereof.
     ---------------

               "Merger Share Ratio" shall mean 1 minus the Merger Cash Ratio.
                ------------------

               "Merger Share Ratio Percentage" shall mean 100 multiplied by the
                -----------------------------
Merger Share Ratio.

               "Parent Common Stock" shall mean unregistered shares of the
                -------------------
common stock, par value $0.001 per share, of Parent.

               "Parent Option" shall mean any option to purchase shares of
                -------------
Parent Common Stock issued pursuant to the terms of Section 1.6(d)(i) hereof in
                                                    -----------------
connection with the assumption of a Company Option.

               "Plan" shall mean the Company's 2001 Stock Option Plan.
                ----

               "Pro Rata Basis" shall mean, with respect to each Stockholder, an
                --------------
amount equal to the quotient obtained by dividing (x) the number of shares of Company Common Stock owned by such Stockholder immediately prior to the Effective Time by (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

               "Stockholder" shall mean any holder of any Company Common Stock
                -----------
immediately prior to the Effective Time.

               "Total Outstanding Shares" shall be the sum of the aggregate
                ------------------------
number of shares of Company Common Stock (on an as-converted, exercised, or exchanged basis, including any rights convertible into, or exercisable or exchangeable for, shares of Company Common Stock but excluding options issued pursuant to the Plan) issued and outstanding immediately prior to the Effective Time.

               "Trading Price" shall mean the closing price of Parent Common
                -------------
Stock on the applicable measuring date, as reported on www.nasdaq.com.

          (b) Effect on Capital Stock. At the Effective Time, each outstanding
              -----------------------
share of Company Common Stock (excluding, for the avoidance of doubt, unexercised Company Options), upon the terms and subject to the conditions set forth below and throughout this Agreement, will be canceled and extinguished and be converted automatically into the right to receive such number of shares of Parent Common Stock equal to the Exchange Ratio, rounded (with amounts 0.5 and greater rounded up) to the nearest whole number of shares of Parent Common Stock, plus the portion of the Merger Cash allocable to each share, upon the terms and subject to conditions set forth in this Section 1.6 and throughout
                                                  -----------
this Agreement, including, without limitation, the escrow provisions set forth in Article VII hereof.
   -----------

          (c)  Timing of Payment of Aggregate Consideration.
               --------------------------------------------

               (i) At the Closing, the Stockholders together shall receive the Merger Shares less the Escrow Shares.

               (ii) At Closing, the Stockholders shall receive from the Parent the Merger Cash less the Holdback.

               (iii) At the Closing, the Escrow Shares and, if the Parent so elects, the Holdback shall be placed in the Escrow Fund, which shall be placed with the Escrow Agent pursuant to the terms of the Escrow Agreement.

          (d)  Assumption of Company Options
               -----------------------------

              (i) As soon as practicable following the Closing but effective as of the Effective Time, each Company Option shall be assumed by Parent as a Parent Option. Each Company Option so assumed by Parent pursuant to this Section
                                                                         -------
1.6(d) shall continue to have, and be subject to, the same terms and conditions
------
(including vesting terms) set forth in the Company's Plan, and the option agreements relating thereto, as in effect immediately prior to the Effective Time. Each assumed Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time; provided that in no event shall the Company assume options, exercisable in aggregate, for greater than eight hundred seventy thousand five hundred thirteen (870,513) of Parent Common Stock. The per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to (i) ten (10) cents per share for three hundred twenty thousand five hundred thirteen (320,513) Company Options (the "First Tranche") and (ii) five dollars and seventy five cents ($5.75) per
      -------------
share for five hundred fifty thousand (550,000) Company Options (the
"Second Tranche"). The First Tranche and Second Tranche will be issued on the
 --------------
Closing Date. Twenty-five percent (25%) of each of the First Tranche and the Second Tranche will vest five business days after the Closing Date. Beginning on the fifth business day after the Closing Date, 1/36th of the remaining First Tranche and Second Tranche will vest in equal amounts each month thereafter.

              (ii) At the Effective Time, each outstanding warrant or option (other than the Company Options assumed by Parent pursuant to Section 1.6(d)(i))
                                                              -----------------
to purchase Company Common Stock (or other capital stock of the Company) (a "Company Warrant") shall not be assumed by Parent and shall be canceled and
 ---------------
extinguished.

              (iii) Prior to the Effective Time, the Company shall take all action necessary to effect the transactions anticipated by this Section 1.6
                                                                -----------
under all Company Option agreements and any outstanding Company Warrants and any other plan or arrangement of the Company.

          (e)  Assumption Agreement. Promptly following the Closing, Parent
               --------------------
shall issue to each holder of a Company Option to be assumed by Parent pursuant to Section 1.6(d)(i) hereof a document evidencing the assumption of such Company Option by Parent, and each former holder of a Company Option so assumed by Parent shall acknowledge the receipt of the same in exchange for such holder's Company Option.

          (f)  Withholding Taxes.  Any number of shares of Parent Common Stock
               -----------------
issuable pursuant to Section 1.6(d)(i) hereof shall be subject to, and reduced
                     -----------------
by, the amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of such Stockholder or the Company) in connection with the acquisition of Company Common Stock upon the exercise of Company Options, upon the lapsing of repurchase rights in respect of shares of Company Common Stock, or upon payment of a bonus in the form of Company Common Stock, if any, to such Stockholder.

          (g)  Stockholder Loans.  In the event that any Stockholder has
               -----------------
outstanding loans from the Company as of the Effective Time, the consideration payable to such Stockholder pursuant to this Section 1.6 shall be reduced by an amount equal to the outstanding
     -----------
principal plus accrued interest of such Stockholder's loans as of the Effective Time.

          (h)  Capital Stock of Sub.  Each share of Common Stock of the Company
               --------------------
issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7  Net Worth True-Up.
          -----------------

          (a) No later than three (3) business days prior to the Closing Date, the Company shall deliver to Parent an estimated statement, prepared in reasonable good faith, of the Closing Net Worth (as defined below) of the Company as of the Closing Date (the "Estimated Closing Balance Sheet"),
                                     -------------------------------
which Estimated Closing Balance Sheet shall be in form and substance reasonably satisfactory to Parent. On the Closing Date, the Aggregate Consideration to be received by all Stockholders pursuant to Section 1.6 shall be reduced by the
                                         -----------
amount (if any) by which three hundred twenty-five thousand dollars ($325,000) (the "Base Net Worth") exceeds the Closing Net Worth (as defined below) as set
      --------------
forth in the Estimated Closing Balance Sheet (the "Interim Price Adjustment"),
                                                   ------------------------
by (x) reducing the Merger Cash by that amount of cash equal to the Interim Price Adjustment multiplied by the Merger Cash Ratio and (y) by reducing the Merger Shares by that number of shares equal in value (valued at the Average Trading Price as of the Closing Date) to the Interim Price Adjustment multiplied by the Merger Share Ratio. As used in this Section 1.7, "Closing Net Worth"
                                           -----------   -----------------
shall mean total assets less total liabilities of the Company, determined in accordance with GAAP.

          (b) Within seventy-five (75) days following the Closing Date, Parent's internal accountants ("Parent's Accountants") shall furnish the
                                --------------------
Stockholders with a report (the "Company Net Worth Report"), which shall set
                                 ------------------------
forth, in reasonable detail, the Closing Net Worth of the Company as of the Closing Date calculated in accordance with GAAP. In making such determination, Parent's Accountants shall prepare a balance sheet for the Company as of the Closing Date audited by Parent's Accountants and shall include such audited balance sheet, and their report thereon, as part of the Company Net Worth Report, each prepared in accordance with GAAP. The Company Net Worth Report shall indicate the procedures employed by Parent's Accountants in preparing the Company Net Worth Report and shall contain such other financial information and methods of calculation as may be reasonably necessary for Stockholders to evaluate the accuracy thereof. Stockholder Representative (who shall have the right to act on behalf of all Stockholders pursuant to this Section 1.7) shall
                                                            -----------
have a period of forty-five (45) days after receipt of the Company Net Worth Report to notify Parent of its acceptance or rejection (and in the case of a rejection, there shall be included in such notice the reasons for such rejection in reasonable detail) of the Company Net Worth Report. In the event no notice is received by Parent during such forty-five (45) day period, the Company Net Worth Report and any required adjustments resulting therefrom shall be deemed accepted by Stockholders. In the event Stockholders shall reject the Company Net Worth Report, Stockholders' independent auditors ("Stockholders' Accountants") and
                                             -------------------------
Parent's Accountants shall promptly (and in any event within sixty (60) days following the date upon which Stockholders shall reject the Company Net Worth Report) attempt to make a joint determination of the Closing

Net Worth of the Company as of the Closing Date and such determination and any required adjustments resulting therefrom shall be final and binding on the parties hereto. In the event the Stockholders' Accountants and Parent's Accountants are unable to agree upon the required Closing Net Worth determination as herein provided, within two hundred twenty-five (225) days from the Closing Date, such determination shall be made by a third party accountant who shall have no prior personal or professional relationships with the Parent, Sub or the Company. Such third party accountant shall be mutually selected and agreed upon by Parent's Accountants and Stockholders' Accountants. The date upon which the final Closing Net Worth is determined shall be the "Closing Net Worth
                                                              -----------------
Determination Date."
------------------

          (c) On the Closing Net Worth Determination Date if the Company Net Worth Report shall reflect a Closing Net Worth of the Company as of the Closing Date that is less than the Closing Net Worth set forth in the Estimated Closing Balance Sheet as determined pursuant to Section 1.7(b) above, then the amount of such deficit (the "Deficit") shall be payable to Parent within five (5) business
                   -------
days of the Closing Net Worth Determination Date: (i) the amount of cash equal to the Merger Cash Ratio multiplied by the Deficit shall come from the Holdback and that amount in value of Escrow Shares equal to the Merger Share Ratio multiplied by the Deficit (valued at the Assumed Share Value) and then (ii) subject to the limitations contained in Section 7.5, jointly and severally by
                                        -----------
the Stockholders with respect to any amounts not paid from the Holdback and Escrow Shares (with Merger Cash Ratio Percentage being the percentage of such amount paid pursuant to this subsection (c) to be paid in cash and the remaining percent (equal to the Merger Share Ratio Percentage) of such amount being paid in Merger Shares (valued at the Assumed Share Value measured as of the Closing Net Worth Determination Date); provided, that in the event the Shareholders then hold insufficient Merger Shares to make such payment, any unpaid amount shall be paid in cash.

     1.8  Dissenting Shares.
          -----------------

          (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has not effectively withdrawn or lost such holder's appraisal rights under Connecticut Law ("Dissenting Shares") shall not be converted into or represent a right to
      -----------------
receive the consideration for Company Common Stock set forth in Section 1.6
                                                                -----------
hereof (and subject to the provisions of Section 7.2 hereof), but the holder
                                         -----------
thereof shall only be entitled to such rights as are provided by Connecticut
Law.

          (b)  Notwithstanding the provisions of Section 1.8(a) hereof, if any
                                                 --------------
holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Connecticut Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Common Stock, as applicable, set forth in Section 1.6 hereof, without interest thereon, and subject to the
             -----------
provisions of Section 7.2 hereof, upon surrender of the certificate
              -----------
representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Connecticut Law, and (ii) the opportunity to observe in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent which shall not be unreasonably withheld, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Parent or the Company (i) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (ii) incurs any other costs or expenses in respect of any Dissenting Shares (excluding payments for such shares) (together "Dissenting
                                                                  ----------
Share Payments"), Parent shall be entitled to recover under the terms of Article
--------------                                                          -------
VII hereof the amount of such Dissenting Share Payments without regard to the
---
Threshold Amount (as defined in Section 7.3(c) hereof).
                                --------------

     1.9  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  The Secretary of Parent, or its designee shall
               --------------
serve as the exchange agent (the "Exchange Agent") for the Merger.
                                  --------------

          (b)  Parent to Provide Parent Common Stock.  Promptly prior to the
               -------------------------------------
Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable
                     ---------
pursuant to Section 1.6 hereof in exchange for outstanding shares of Company
            -----------
Common Stock; provided that, on behalf of the Stockholders, Parent shall deposit into the Escrow Fund (as defined in Section 7.3(b) hereof) the "Escrow Shares"
                                    --------------              -------------
out of the aggregate number of shares of Parent Common Stock otherwise issuable to the Stockholders pursuant to Section 1.6 hereof. Each Stockholder shall be
                                -----------
deemed to have contributed his or her Pro Rata Portion of the Holdback and the Escrow Shares to the Escrow Fund.

          (c)  Exchange Procedures.  On the Closing Date, the Stockholders will
               -------------------
surrender the certificates representing their shares of Company Common Stock (the "Company Stock Certificates") to the Exchange Agent for cancellation
      --------------------------
together with (x) a duly completed and validly executed letter of transmittal in such form and having such reasonable provisions that Parent may request and (y) a fully executed Stockholder Certificate in substantially the form attached hereto as Exhibit B. Upon surrender of a Company Stock Certificate for
          ---------
cancellation to the Exchange Agent, or such other agent or agents as may be appointed by Parent, together with such letter of transmittal and Stockholder Certificate, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 1.9(e) hereof, the holder
                                              --------------
of such Company Stock Certificate shall receive from the Exchange Agent in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.9(b)
                                                                 --------------
hereof and Article VII hereof) to which such holder is entitled pursuant to
           -----------
Section 1.6 hereof, and the Company Stock Certificate so surrendered shall be
-----------
canceled.

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e)  Transfers of Ownership.  If any certificate for shares of
               ----------------------
Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or delivery thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.9 neither the Exchange Agent, the Surviving Corporation, nor any party
-----------
hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.10  No Further Ownership Rights in Company Common Stock. The shares of
           ---------------------------------------------------
Parent Common Stock paid in respect of the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights solely pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.
     ---------

     1.11  Lost, Stolen or Destroyed Certificates. In the event any
           --------------------------------------
certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit and indemnity of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 1.6. In no event shall Parent require any Stockholder who is
            -----------
the owner of such lost, stolen or destroyed certificate to deliver a bond to secure such lost, stolen or destroyed certificate

     1.12  Tax Consequences.  It is intended by the parties hereto that the
           ----------------
Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

     1.13  Taking of Necessary Action; Further Action.  If at any time after
           ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, then Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II
                                  ----------


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------
                             AND THE STOCKHOLDERS
                             --------------------

     The Company and each of the Stockholders (subject to the limitations on liability contained in Sections 7.3 and 7.5 hereof) hereby jointly and severally
                       ------------     ---
represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule supplied by the Company and the Stockholders to Parent (the "Disclosure Schedule") and dated as of the date
                                 -------------------
hereof, that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

     2.1  Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Connecticut. The Company has the corporate power to own its properties and to carry on its business as currently conducted and is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to qualify would have a Material Adverse Effect. The Company has delivered a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. Section 2.1 of the Disclosure Schedule lists the
                               -----------
directors and officers of the Company. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name, except "Cheever Enterprises Corp."

     2.2  Company Capital Structure.
          -------------------------

          (a)  The authorized capital stock of the Company consists of
15,000 shares of Common Stock, of which 1,450 shares are issued and outstanding as of the date hereof. As of the date hereof, the capitalization of the Company is as set forth in Section 2.2(a) of the Disclosure Schedule. Assuming the same
                   --------------
total capitalization as on the date hereof, the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, but not including the exercise of all Company Options) will be as set forth in
Section 2.2(a) of the Disclosure Schedule. The issued and outstanding Company
--------------
Common Stock is held by the Stockholders with the domicile addresses and in the amounts set forth in Section 2.2(a) of the Disclosure Schedule. Except as
                     --------------
provided in Section 2.2(a) of the Disclosure Schedule, all outstanding shares of
            --------------
Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. All outstanding shares of Company Common Stock have been issued in compliance with all applicable federal, state, foreign, or local statues, laws, rules, or regulations, including federal and state securities laws. The Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or Loss (as defined in Section
                                                                        -------
7.2 hereof) relating to or arising out of the issuance or repurchase of any
---
Company Common Stock, or out of any agreements or arrangements relating thereto. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. The Company has no other capital stock authorized, issued or outstanding. Except as provided in Section 2.2(a) of the Disclosure Schedule,
                                   --------------
no shares of Company Common Stock are subject to a right of repurchase by the Company.

          (b) Except for the Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. Section 2.2(b) of the Disclosure Schedule sets forth for outstanding
        --------------
Company Options, the name of the holder of such option, the number of shares of Company Common Stock issuable upon the exercise of such option, the exercise price of such option, the vesting schedule for such option, and whether such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. As of the Closing Date, an aggregate of eight hundred seventy thousand five hundred thirteen (870,513) shares of Company Common Stock are issuable upon the exercise of outstanding Company Options. Except for the Company Options, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as provided in Section 2.2(a) of the Disclosure Schedule, there are no voting
            --------------
trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, all Company capital stock (and all rights to receive Company capital stock, including Company Common Stock) will be extinguished and Parent will be the sole record and beneficial holder of all issued and outstanding capital stock of the Surviving Company and all rights to acquire or receive any shares of the Surviving Company's capital stock.

     2.3  Subsidiaries.  The Company does not have, and has never had, any
          ------------
subsidiaries and does not otherwise own, and has never otherwise owned, any shares of capital stock or any interest in any other corporation, partnership, association, joint venture or other business entity.

     2.4  Authority.  The Company and each of the Stockholders have all
          ---------
requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined in this Section 2.4) to which it or he, as
                                           -----------
the case may be, is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Stockholders. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company and/or the Stockholders is a party has been duly executed and delivered by the Company and each of the Stockholders, as the case may be, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company and each of the Stockholders, enforceable against each such party in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies. For all purposes of this Agreement, the term "Related Agreements" shall mean the Employment Agreements,
                     ------------------
Non-Competition Agreements, Certificate of Merger, Investor Rights Agreement and Escrow Agreement.

     2.5  No Conflict.  Except as provided in Section 2.5 of the Disclosure
          -----------                         -----------
Schedule, the execution and delivery by the Company and each of the Stockholders of this Agreement and any Related Agreement to which the Company and/or any of the Stockholders is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the certificate of incorporation, bylaws or
 --------
charter documents of the Company, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (each a "Contract" and collectively the "Contracts") to
                              --------                        ---------
which the Company or any of its properties or assets (whether tangible or intangible), or to which any of the Stockholders, is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (whether tangible or intangible) or assets, or applicable to any of the Stockholders, except with respect to (iii), where such conflict will not have a Material Adverse Effect or will not have an affect on the legality, validity or enforceability of this Agreement. The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor is the Company or any Stockholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect, and the Company is not subject to any default thereunder, nor to the Knowledge of the Company or the Stockholders is any party obligated to the Company pursuant to any such Contract subject to any default thereunder. Except as provided in the Disclosure Schedule, the Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time. Except as provided in the Disclosure Schedule, following the Effective Time, the Surviving Corporation will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

     2.6  Consents.  Except as provided in Section 2.6 of the Disclosure
          --------                         -----------
Schedule no consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity")
                                                           -------------------
or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company and/or the Stockholders in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company and/or a Stockholder is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Connecticut.

     2.7  Company Financial Statements.  Section 2.7 of the Disclosure Schedule
          ----------------------------   -----------
sets forth the Company's audited balance sheet as of March 31, 2001, and the related audited statement of income for the period then ended, since the Company's inception (the "Financials"). The Financials are true and correct in
                          ----------
all material respects and have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated and consistent with each other. The Financials present fairly the Company's financial condition and operating results as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate. The Company's audited balance sheet as of March 31, 2001 is referred to hereinafter as the "Current Balance Sheet."
                    ---------------------

     2.8  No Undisclosed Liabilities.  Except as provided in Section 2.8 of the
          --------------------------                         -----------
Disclosure Schedule, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since March 31, 2001.

     2.9  No Changes.  Except as provided in Section 4.1, since March 31, 2001,
          ----------
there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted and consistent with past practices;

          (b) amendments or changes to the certificate of incorporation or bylaws of the Company;

          (c) capital expenditure or commitment by the Company except in the ordinary course of business as conducted and consistent with past practices;

          (d) payment, discharge or satisfaction, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction of such matters in the ordinary course of business;

          (e) destruction of, damage to, or loss of any material assets (whether tangible or intangible), material business or material customer of the Company (whether or not covered by insurance);

          (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action with respect to the Company;

          (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

          (h) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (i) revaluation by the Company of any of its assets (whether tangible or intangible);

          (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Common Stock, or any split, combination or reclassification in respect of any shares of Company Common Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Common Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except for (i) payments and repayments of salary and loans (including interest payments) to Stockholders and (ii) in accordance with the agreements evidencing Company Options;

          (k) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person, except in the ordinary course of business as conducted and consistent with past practices;

          (l) any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (whether tangible or intangible) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound, except in the ordinary course of business consistent with past practices;

          (m) sale, lease, license or other disposition of any of the material assets (whether tangible or intangible) or material properties of the Company, including, but not limited to, the sale of any accounts receivable of the Company, or any creation of any security interest in such material assets or material properties, except in the ordinary course of business consistent with past practices;

          (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses and otherwise in the ordinary course of business consistent with past practices;

          (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, except in the ordinary course of business as conducted and consistent with past practices;

          (p) the commencement, settlement, notice or, to the Knowledge of the Company or the Stockholders, threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

          (q) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in
Section 2.13 hereof) owned by or developed or created by the Company or of
------------
infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13 hereof);
           ------------

          (r) except for the Company Options, issuance or sale, or contract to issue or sell, by the Company of any shares of Company Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Common Stock upon the exercise thereof;

          (s) (i) sale or license of any Company Intellectual Property or execution of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, (ii) purchase or license of any Intellectual Property or execution of any agreement with respect to the Intellectual Property of any person or entity, (iii) agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company, except in each case, in the ordinary course of business consistent with past practices;

          (t) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (u) any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company; or

          (v) agreement by the Company, or any officer or employees on behalf of the Company, to do any of the things described in the preceding clauses (a) through (u) of this Section 2.9 (other than negotiations with Parent and its
                    -----------
representatives regarding the transactions contemplated by this Agreement and the Related Agreements).

     2.10 Tax Matters.
          -----------

          (a) Definition of Taxes.  For the purposes of this Agreement, the
              -------------------
term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state,
      ---                     -----
local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.10(a) as a result of being a
                                         ---------------
member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.10(a) as a result of any express or
                            ---------------
implied obligation to indemnify
any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits.

              (i) As of the Closing Date, the Company will have prepared and timely filed when due all required federal, state, local and foreign returns, estimates, information statements and reports ("Tax Returns") relating to any
                                                -----------
and all Taxes concerning or attributable to the Company or its operations and such Returns are or will be true and correct and have been or will be completed in accordance with applicable law.

              (ii)  As of the Closing Date, the Company will have paid all
Taxes it is required to pay and will have withheld with respect to its employees (and timely paid over to the appropriate taxing authority) all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and
                             ----                                   ----
other Taxes required to be withheld.

              (iii) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed (of which the Company has received notice) against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

              (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such audit or other examination (except for routine review of such filings by the IRS).

              (v) The Company has no liabilities for unpaid federal, state, local or foreign Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

              (vi) If requested, the Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Tax Returns for the Company filed for all periods since its inception.

              (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other
 -----
than Liens for Taxes not yet due and payable.

              (viii) Neither the Company nor any Stockholder has Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

              (ix) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

              (x)    The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

              (xi) The Company has (a) never been a member of an affiliated group (within the meaning of Code (S)1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company),
(b) never been a party to any tax sharing, indemnification or allocation agreement, (c) no liability for the Taxes of any person (other than Company or any of its subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

              (xii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

              (xiii) The Company has not been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

              (xiv) No adjustment relating to any Tax Return filed by the Company has been proposed formally or, to the Knowledge of the Company or any Stockholder, informally by any tax authority to the Company or any representative thereof.

              (xv) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

              (xvi)  The Company has been an S corporation within the meaning of
Section 1361 of the Code and (to the extent S corporation status is recognized) for state, local and foreign tax purposes, since January 1, 1997 (the "S Corp
                                                                       ------
Date").
----

              (xvii) The Company files its Tax Returns using the accrual method of accounting.

          (c) Executive Compensation Tax.  There is no contract, agreement,
              --------------------------
arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     2.11  Restrictions on Business Activities.  There is no agreement (non-
           -----------------------------------
competition or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing the current business practice of the Company, any acquisition of property

(tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

     2.12  Title to Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
Equipment.
---------
          (a) The Company does not own any real property, nor has Company ever owned any real property. Section 2.12(a) of the Disclosure Schedule sets forth a
                         ---------------
list of all real property currently leased by the Company or otherwise used or occupied by the Company for the operation of the Company's business (the "Leased
                                                                          ------
Real Property"), the name of the lessor, the date of the lease and each
-------------
amendment thereto and, with respect to any current lease, the current aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b)  The Company has provided Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof ("Lease Agreements"); and there are no other Lease Agreements for real property
  ----------------
affecting the real property or to which Company is bound, other than those identified in Section 2.12(a) of the Disclosure Schedule. All such Lease
              ---------------
Agreements are valid and enforceable and not in default, no rentals are past due, and no circumstance exists, which, with notice, the passage of time or both, could constitute a default under any such Lease Agreement. The Company has received no notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. The closing will not affect the enforceability against any person of any such Lease Agreement or the rights of the Company or the Surviving Corporation to the continued use and possession of the real property for the conduct of business as presently conducted.

          (c)  Except as provided in Section 2.12(c) of the Disclosure
                                     ---------------
Schedule, the Leased Real Property is in reasonable operating condition and repair, is maintained in a manner consistent with standards generally followed with respect to similar properties, and is sufficient for the conduct of the business as conducted as of the date hereof.

          (d) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet or Section 2.12(a) of the Disclosure Schedule, (ii) Liens for
                 ---------------
Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not materially detract from the Company's present use of the property.

          (e) All material items of equipment with a value of $15,000 or more (the "Equipment") owned or leased by the Company are (i) adequate for the
      ---------
conduct of the business of the Company as currently conducted, and (ii) in reasonable operating condition, regularly and properly maintained, subject to normal wear and tear.

          (f)  Except as provided in Section 2.12 of the Disclosure Schedule,
                                     ----------------------------------------
the Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"). No person other than the Company
                --------------------
possesses any claims or rights with respect to use of the Customer Information.

     2.13 Intellectual Property.
          ---------------------

          (a) Definitions.  For all purposes of this Agreement, the following
              -----------
terms shall have the following respective meanings:

              "Intellectual Property" shall mean any or all of the following
               ---------------------
(i) works of authorship including, without limitation, computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites,
(vii) tools, methods and processes, and (viii) any and all instantiations of the foregoing in any form and embodied in any media.

              "Intellectual Property Rights" shall mean worldwide common law and
               ----------------------------
statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, "moral" rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

              "Company Intellectual Property" shall mean any Intellectual
               -----------------------------
Property and Intellectual Property Rights that are solely owned by or exclusively licensed to the Company.

              "Registered Intellectual Property" shall mean Intellectual
               --------------------------------
Property and Intellectual Property Rights that have been registered, filed, certified or otherwise perfected or recorded with any state, government or other public legal authority.

          (b) Section 2.13(b) of the Disclosure Schedule (i) lists all
              ---------------
Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and (ii) lists any proceedings
      ----------------------------------------
or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

          (c) Except as provided in Section 2.13(c) of the Disclosure Schedule,
                                    ---------------
each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.13(b) of the Disclosure Schedule, and
                                ---------------
all Intellectual Property licensed to the Company, is free and clear of any Liens or other encumbrances. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

          (d) To the extent that any Company's Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment.

          (e) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

          (f) Other than "shrink-wrap", "stacks" and "drivers", and similar widely available binary code and commercial end-user licenses, but not including public or open technology, the Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted.

          (g) Other than (i) "shrink-wrap", "stacks" and "drivers" and similar widely available binary code and commercial end-user licenses, but not including public or open technology, and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users Section 2.13(f) of the Disclosure Schedule lists all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. No third party who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

          (h) Other than (i) "shrink-wrap", "stacks" and "drivers" and similar widely available binary code and commercial end-user licenses, but not including public or open technology, and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users that have been entered into in the ordinary course of business Section 2.13(h) of the
                                                     ---------------
Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

          (i) Except as provided in Section 2.13(i) of the Disclosure Schedule,
                                    ---------------
the operation of the business of the Company as it currently is conducted or could reasonably be anticipated to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company, does not and will not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received any written notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Company or the Stockholders have Knowledge of any basis therefor); provided, that the Company has received a letter from Apex PC Solutions, Inc. regarding an alleged infringement of a patent. In 1998, Apex PC Solutions, Inc. filed complaints against several defendants for patent infringement relating to the same patent. Any damages or loss resulting from said alleged infringement shall constitute a Loss (as defined) below and shall be subject to indemnification under Article VII.

          (j) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States, for the purposes of maintaining such Registered Intellectual Property in the United States. There are no actions that must be taken by the Company within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property.

          (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute Known to the Company or the Stockholders regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (l) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in:
(i) Parent, Sub or the Company granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, any of them, (ii) Parent, Sub or the Company, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) Parent, Sub or the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

          (m) Except as provided in Section 2.13(m) of the Disclosure Schedule, to the Knowledge of the Company or the Stockholders, no person is infringing or misappropriating any Company Intellectual Property.

          (n) The Company has taken all reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has a policy requiring each employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements.

          (o) No Company Intellectual Property, Intellectual Property Rights or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

          (p) To the Knowledge of the Company or the Stockholders, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising.

          (q) None of the Company Intellectual Property was developed by or on behalf of, or using grants or any other subsidies of, any governmental entity or any university.

     2.14 Agreements, Contracts and Commitments.
          -------------------------------------

          (a) Except as provided in Section 2.14 of the Disclosure Schedule,
                                    ------------
the Company is not a party to, nor is it bound by:

              (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson, or consulting or sales agreement, contract, or commitment with a firm or other organization;

              (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

              (iii) any fidelity or surety bond or completion bond;

              (iv) any lease of personal property having a value in excess of $10,000 individually or $25,000 in the aggregate;

              (v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000 individually or $25,000 in the aggregate, except as entered into in the ordinary course of business, consistent with past practice;

              (vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

              (vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

              (viii) any purchase order or contract for the purchase of materials involving in excess of $10,000 individually or $25,000 in the aggregate, except as entered into in the ordinary course of business consistent with past practice;

              (ix)   any construction contracts;

              (x) any dealer, distribution, joint marketing or development agreement; or

              (xi) any sales representative, original equipment manufacturer, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the Company's products, technology or services; or

     2.15 Interested Party Transactions.  Except as provided in Section 2.15
          -----------------------------                         ------------
of the Disclosure Schedule, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this
Section 2.15. Except as provided in Section 2.15 of the Disclosure Schedule,
------------                        ------------
there are no agreements, contracts, or commitments with regard to contribution or indemnification between or among any of the Stockholders.

     2.16 Governmental Authorization.  Each consent, license, permit, grant or
          --------------------------
other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's business as currently conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or
                              ----------------------
granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.17 Litigation.  Except as provided in Section 2.17 of the Disclosure
          ----------                         ------------
Schedule, there is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company or any of the Stockholders, threatened, against the Company, their properties (tangible or intangible) or any of their officers or directors, nor to the Knowledge of the Company or the Stockholders is there any reasonable basis therefor; provided, however, that Nancy Burban has filed a discrimination claim against the Company with the Connecticut Equal Employment Opportunity Commission, for an act that allegedly occurred on January 4, 2000. Any damages or loss resulting from said alleged act and resulting complaint shall constitute a Loss (as defined) below and shall be subject to indemnification under Article VII. There is no investigation or other proceeding pending or, to the Knowledge of the

Company or any of the Stockholders, threatened, against the Company, any of their properties (tangible or intangible) or any of their officers or directors of the Company by or before any Governmental Entity, nor to the Knowledge of the Company or any of the Stockholders is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

     2.18 Accounts Receivable.
          -------------------

          (a) The Company has made available to Parent a list of all accounts receivable of the Company as of March 31, 2001, together with a range of days elapsed since invoice.

          (b) All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP, and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to March 31, 2001, as reflected on the books and records of the Company (which are prepared in accordance with GAAP). Except as provided in Section 2.18(b) of the Disclosure
                                             ---------------
Schedule, no person has any Lien on any of the Company's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

     2.19 Minute Books.  The minutes of the Company made available to counsel
          ------------
for Parent are the only minutes of the Company and contain accurate summaries of all duly called formal meetings or actions by written consent of the Board of Directors (or committees thereof) of the Company and contain all stockholder actions by written consent since the time of incorporation of the Company.

     2.20 Environmental Matters.
          ---------------------

              Hazardous Material.  Except as provided in Section 2.20(a) of the
              ------------------                         ---------------
Disclosure Schedule, the Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) disposed of, released, discharged or emitted any Hazardous Materials (as defined below) into the soil, air, surface water, building materials or groundwater at any properties owned or leased at any time by Company, or at any other property. No substance that has been designated by any Governmental Entity or by applicable international, federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction, or the environment, but excluding office and janitorial supplies (a "Hazardous Material"), properly and safely maintained is present in, on or
    ------------------
under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased; provided, however, that environmental surveys prepared on behalf of the Company revealed trace amounts of certain Hazardous Materials on the Company's leased property located at 100 Washington Street, Milford, Connecticut 06460. Any damages or loss resulting from the presence of Hazardous Materials on the property, including the Hazardous Materials identified on said survey, shall constitute a Loss (as defined) below and shall be subject to indemnification under Article VII.

          (a) Hazardous Materials Activities.  Except as provided in
              ------------------------------
Section 2.20(b) of the Disclosure Schedule, the Company has not transported,
---------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law or in a manner that would result in material liability to the Company, nor has the Company used, recycled, treated, released, stored, distributed, disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous
                                                                       ---------
Materials Activities") in violation of any rule, regulation, treaty or statute
--------------------
promulgated by any Governmental Entity.

          (b) Permits.  The Company currently holds all environmental
              -------
approvals, permits, licenses, clearances and consents (the "Environmental
                                                            -------------
Permits") necessary for the conduct of the Company's Hazardous Material
-------
Activities, and other businesses of the Company as such activities and businesses are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Company has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All Environmental Permits and all other consents and clearances required by any Environmental Law or any agreement to which the Company is bound as a condition to the performance and enforcement of this Agreement, have been obtained or will be obtained prior to the Closing, at no cost to Parent.

        (c)  Environmental Liabilities.  No action, proceeding, revocation
             -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending of which notice has been sent to the Company or of which the Company otherwise has, or should have Knowledge, or to the Knowledge of the Company or the Stockholders threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Except as provided in Section
                                                                   -------
2.20(d) of the Disclosure Schedule, neither the Company nor any of the
-------
Stockholders has any Knowledge of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

        (d)  Offsite Hazardous Material Disposal.  The Company has not
             -----------------------------------
transferred or released Hazardous Materials to any landfills or disposal sites, and no action, proceeding, liability or claim exists or is threatened against any landfill or disposal site or against the Company with respect to any transfer or release of Hazardous Materials which could reasonably be expected to subject the Company to liability.

        (e)  Reports and Records.  The Company has delivered to Parent all
             -------------------
records in the Company's possession concerning the Hazardous Materials Activities of the Company relating to its business and all environmental audits and environmental assessments of any property that the Company has ever owned, operated, controlled or leased at any time, conducted at the request of, or otherwise in the possession of the Company. The Company has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

     2.21  Brokers' and Finders' Fees; Third Party Expenses.  Except as
           ------------------------------------------------
provided in Section 2.21(e) of the Disclosure Schedule, the Company has not
            ---------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.

     2.22  Employee Benefit Plans and Compensation.
           ---------------------------------------

     (a)  Definitions.  For all purposes of this Agreement, the following terms
          -----------
shall have the following respective meanings:

              "Affiliate" shall mean any other person or entity under common
               ---------
control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

              "Company Employee Plan" shall mean any plan, program, policy,
               ---------------------
practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

              "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation
               -----
Act of 1985, as amended.

              "DOL" shall mean the United States Department of Labor.
               ---

              "Employee" shall mean any current or former employee, consultant
               --------
or director of the Company or any Affiliate.

              "Employee Agreement" shall mean each management, employment,
               ------------------
severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

              "ERISA" shall mean the Employee Retirement Income Security Act of
               -----
1974, as amended.

              "FMLA" shall mean the Family Medical Leave Act of 1993, as
               ----
amended.

              "HIPAA" shall mean the Health Insurance Portability and
               -----
Accountability Act of 1996, as amended.

              "IRS" shall mean the United States Internal Revenue Service.
               ---

              "PBGC" shall mean the United States Pension Benefit Guaranty
               ----
Corporation.

              "Pension Plan" shall mean each Company Employee Plan which is an
               ------------
"employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b) Schedule.  Section 2.22(b)(1) of the Disclosure Schedule contains
              --------   ------------------
an accurate and complete list of each Company Employee Plan, each Employee Agreement under each Company Employee Plan, and each Employee Agreement. The Company has not made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any

Company Employee Plan or Employee Agreement (except for the Plan to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Section 2.22(b)(2) of the
                                                      ------------------
Disclosure Schedule sets forth a table setting forth the name and salary of each employee of the Company.

     (c)  Documents.  The Company has provided to Parent (i) correct and
          ---------
complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all written communications material to any employee or employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence of the Company to or from any governmental agency relating to any Company Employee Plan, (viii) all written COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) if any all discrimination tests for each Company Employee Plan for the most recent plan years, and (xi) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan.

          (d) Employee Plan Compliance.  The Company has performed all
              ------------------------
obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under
Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company or the Stockholders, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending (of which the Company has been sent notice or of which the Company has or shall have Knowledge) or to the Knowledge of the Company or the Stockholders or any Affiliates, threatened by the IRS, DOL, or any other Governmental Entity with respect to any

Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has made all contributions and other payments required by and due under the terms of each Company Employee Plan.

          (e) No Pension Plans.  Neither the Company nor any Affiliate has ever
              ----------------
maintained, established, sponsored, participated in, or contributed to, any
(i) Pension Plans subject to Title IV of ERISA, or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

          (f) No Post-Employment Obligations.  No Company Employee Plan
              ------------------------------
provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (g) COBRA; FMLA; HIPAA.  The Company and each Affiliate has, prior to
              ------------------
the Effective Time, complied with the health care continuation requirements of COBRA, FMLA, HIPAA, the Women's Health and Cancer Rights Act of 1998, the Newborns' and Mothers' Health Protection Act of 1996, and any similar provisions of state law applicable to its Employees. The Company has no unsatisfied obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.

          (h) Effect of Transaction.  The execution of this Agreement and the
              ---------------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits or be deemed a "parachute payment" under Section 280G of the Code with respect to any Employee, except as expressly required by this Agreement.

          (i) Employment Matters.  The Company: (i) is in compliance with all
              ------------------
applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, except where the failure to comply shall not cause a materially adverse effect on the Company,
(ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Knowledge of the Company or the Stockholders, threatened, or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          (j) Labor.  No work stoppage or labor strike against the Company is
              -----
pending, or to the Knowledge of the Company or the Stockholders, threatened, or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or to the Knowledge of the Company or the Stockholders threatened, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company presently is not, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (k) No Interference or Conflict.  To the Knowledge of the Company or
              ---------------------------
the Stockholders, no stockholder, director, officer, Employee or consultant of the Company is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, directors, Employees or consultants in connection with the carrying on of the Company's business as presently conducted will, to the Knowledge of the Company or the Stockholders, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, Employees, or consultants is now bound.

     2.23 Insurance.  Section 2.23 of the Disclosure Schedule lists all
          ---------   ------------
insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid (if due), and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor the Stockholders has any Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

     2.24 Compliance with Laws.  The Company has complied with, is not in
          --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.25 Foreign Corrupt Practices Act.  The Company (including any of its
          -----------------------------
officers or directors) has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

     2.26 Warranties; Indemnities.  Except for the warranties and indemnities
          -----------------------
contained in those contracts and agreements set forth in Section 2.13(h) of the
                                                         ---------------
Disclosure Schedule and
warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

     2.27 Complete Copies of Materials.  The Company has delivered or made
          ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     2.28 Representations Complete.  None of the representations or warranties
          ------------------------
made by the Company or the Stockholders (as modified by the Disclosure Schedule) in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by the Company or the Stockholders pursuant to this Agreement contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.


                                  ARTICLE III
                                  -----------

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
               ------------------------------------------------

     Parent and Sub hereby represent and warrant to the Company that on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows:

     3.1  Organization, Standing and Power.  Parent is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Parent (a "Parent Material Adverse Effect").
                             ------------------------------

     3.2  Authority.  Each of Parent and Sub has all requisite corporate power
          ---------
and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3  No Conflict.  The execution and delivery of this Agreement does not,
          -----------
and, the consummation of the transactions contemplated hereby will not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the certificate of incorporation, as amended, and bylaws of Parent or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or (iii) any judgment, order, decree, statute, law, ordinance,
 ------------
rule or regulation applicable to Parent or Sub or their respective properties or assets, except in each case where such Conflict will not have a Parent Material Adverse Effect and will not have an affect on the legality, validity or enforceability of this Agreement.

     3.4  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect, and (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Connecticut.

     3.5  Parent Common Stock.  The Parent Common Stock that constitutes the
          -------------------
Merger Shares has been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

     3.6  Broker's and Finders' Fees.  Neither Parent nor Sub has incurred, nor
          --------------------------
will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.7  SEC Documents; Parent Financial Statements.  Since August 9, 2000,
          ------------------------------------------
the Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all
 --------
exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in
 -------------
all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Parent included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). On or before August 9, 2001, the Parent will meet the registrant requirements under I.A. of the General Instructions of Form S-3.


                                  ARTICLE IV
                                  ----------

                      CONDUCT PRIOR TO THE EFFECTIVE TIME
                      -----------------------------------

     4.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, and each Stockholder agrees, to carry the business of Company, except to the extent that Parent shall otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use reasonable efforts to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving the Company's goodwill and ongoing businesses at the Effective Time. The Company and the Stockholders shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement as set forth in Section 4.1 of the Disclosure Schedule, the
                                  -----------
Company shall not, without the prior written consent of Parent:

          (a) make any expenditures or enter into any commitment or transaction outside of the ordinary course of business (or otherwise not consistent with past practices) or any commitment or transaction of the type described in
Section 2.9 hereof;
-----------

          (b) (i) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, except in the ordinary course of business and consistent with past practices, except in the ordinary course of business and consistent with past practices (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, except in the ordinary course of business and consistent with past practices, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, (iv) or change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (d) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          (e) commence or settle any litigation;

          (f) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock, or split, combine or reclassify any Company Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Options;

          (g) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, including but not limited to issuances of Company Common Stock pursuant to exercises of options, except for Company Options pursuant to the Plan;

          (h) cause or permit any amendments to its certificate of incorporation, bylaws or other organizational documents of the Company;

          (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

          (j) sell, lease, license or otherwise dispose of any of its properties or assets, including without limitation the sale of any accounts receivable of the Company, except in the ordinary course of business and consistent with past practices;

          (k) incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others except in the ordinary course of business and consistent with past practices;

          (l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          (m) grant any severance or termination pay (in cash or otherwise) to any Employee, including any officer, except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          (n) adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or Employee, or increase the salaries, wage rates, or other compensation of its Employees except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          (o) revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) pay, discharge or satisfy, in an amount in excess of $10,000 in any one case, or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

          (q) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) enter into any strategic alliance or joint marketing arrangement or agreement;

          (s) take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Common Stock;

          (t) hire or terminate any Employees, or encourage any Employees to resign from the Company; or

          (u) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(t) hereof, or any other action that
             ---------------         ------
would (x) prevent the Company or any of the Stockholders from performing, or cause the Company or any of the Stockholders not to perform, their respective covenants hereunder or (y) cause or result in any of its respective representations and warranties contained herein to be untrue or incorrect.

     4.2  No Solicitation.  Until the earlier of (i) the Effective Time, or
          ---------------
(ii) the date of termination of this Agreement pursuant to the provisions of
Section 8.1 hereof, neither the Company nor the Stockholders shall (nor shall
-----------
the Company or the Stockholders permit, as applicable, any of their respective officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the Company's business, properties or technologies, or any amount of the Company Common Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction,
(b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Common Stock or assets of the Company, other than inventory in the ordinary course of business, or (d) enter into any agreement with any person providing for the acquisition of the

Company, whether by merger, purchase of assets, license, tender offer or otherwise. In the event that the Company's violation of this Section or of
Section 5.2 consolidation with or involving the Company or any acquisition of
-----------
any material portion of the stock or assets of the Company (other than the sale of inventory in the ordinary course of business), the Company will pay Parent a three million dollar ($3,000,000) cash break-up fee within forty-five (45) days after such breach or within forty-five (45) days after the date of execution of such agreement, as applicable as Parent's and Sub's sole and exclusive remedy for such breach under this Agreement.

                                   ARTICLE V
                                   ---------

                             ADDITIONAL AGREEMENTS
                             ---------------------

     5.1  Stockholder Approval
          --------------------

          (a) The Company shall promptly submit this Agreement and the transactions contemplated hereby to its Stockholders for approval and adoption as provided by Connecticut Law and the certificate of incorporation and bylaws of the Company. Such submission, and any proxy or consent in connection therewith, shall specify that adoption of this Agreement shall constitute approval by the Stockholders of: (A) the escrow and indemnification obligations of the stockholders set forth in Article VII hereof and the deposit of the
                                 -----------
Holdback, if applicable, and the Escrow Shares into the Escrow Fund and (B) in favor of the appointment of David B. Cheever as Stockholder Representative, under and as defined in this Agreement. The Company shall consult with Parent regarding the date of the Company stockholders' meeting to approve this Agreement and the Merger (the "Company Stockholder Meeting") and shall not
                               ---------------------------
postpone or adjourn (other than for absence of a quorum) the Company Stockholder Meeting without the consent of Parent. To the extent required by applicable law, the Company shall use its best efforts to obtain the consent of its Stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. In addition, the Company shall (i) promptly submit for approval by its Stockholders by the requisite vote any payments of cash or stock contemplated by this Agreement that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code, such that all such payments resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to Section 280G of the Code or shall be exempt from such treatment under such Section 280G, or (ii) deliver to Parent evidence satisfactory to Parent that such requisite stockholder approval has not been obtained with respect to any payment of cash or stock that may be deemed to constitute a "parachute payment" within the meaning of Section 280G of the Code and, as a consequence, that such "parachute payment" shall not be made or provided.

     5.2  Stockholder Covenants
          ---------------------

          (a) Each Stockholder agrees, during the period beginning on the date hereof and exchange, pledge or otherwise dispose of or encumber (collectively, "Transfer") any of the capital stock of the Company, or to discuss, negotiate,
 --------
or make any offer or agreement relating thereto, other than to or with Parent. The term "Expiration Date" shall mean the earlier to occur of (i) the Effective
          ---------------
or (ii) the termination of this Agreement in accordance with its terms; provided, however, the sole remedy of Parent and Sub for any breach of this
Section 5.2 shall be limited to the breakup fee described in Section 4.2 above.
-----------                                                  -----------

          (b) Until the Expiration Date, at every meeting of shareholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of shareholders of the Company with respect to any of the following, the Shareholders shall vote each any and all capital stock of the Company:

              (i) in favor of approval of the transactions contemplated by this Agreement, the execution and delivery by the Company of this Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by this Agreement and any action required in furtherance thereof;

              (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the Merger Agreement; and

              (iii) in favor of the appointment of David B. Cheever as Stockholder Representative.

     5.3  Sale of Restricted Securities and Post-Sale Registration of Certain
          -------------------------------------------------------------------
Shares. The parties hereto acknowledge and agree that all of the shares of
------
Parent Common Stock issuable to the Stockholders pursuant to Section 1.6 hereof
                                                             -----------
shall constitute "restricted securities" within the meaning of Rule 144 of the Securities Act and will be issued in a private placement transaction in reliance upon the exemption from the registration and prospectus delivery requirements of
Section 5 of the Securities Act afforded by Section 4(2) of the Securities Act
---------
and Regulation D promulgated thereunder. The certificates evidencing the shares of Parent Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being "restricted securities" under the Securities Act, to comply with state and federal securities laws. It is acknowledged and understood that Parent is relying on certain written representations made by each of the stockholders in a Stockholder Certificate substantially in the form attached hereto as Exhibit B delivered to parent in
                                             ---------
connection with the transactions contemplated hereby.

     5.4 Access to Information. The Company shall afford Parent and its
         ---------------------
accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments and records, including the Company's source code, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) all Employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) upon request. No information or knowledge obtained in any investigation pursuant to this Section
                                                                        -------
5.4 shall affect or be deemed to modify any representation or warranty contained
---
herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

     5.5 Confidentiality. Each of the parties hereto hereby agrees that the
         ---------------
information obtained in any investigation pursuant to Section 5.4 hereof, or
                                                      -----------
pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidential Disclosure Agreements effective as of October 26, 2000 (the "Confidential Disclosure Agreement") between the Company and Parent.
      ---------------------------------

     5.6  Expenses.  Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. Any out-of-pocket expenses of the Company associated with the consummation of the Merger, including but not limited to expenses of counsel, accountants, finders fees and investment banking fees shall result in a pro rata reduction first in the Merger Cash and second in the Merger Shares to be received by the Stockholders. The Stockholders shall pay all reasonably anticipated fees of their and the Company's counsel, accountants and other providers of professional services related to the Merger prior to the Effective Time.

     5.7  Public Disclosure. No party shall issue any statement or communication
          -----------------
to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Parent's obligation to comply with applicable securities laws and the rules of the Nasdaq Stock Market.

     5.8  Consents. The Company shall obtain the consents, waivers and approvals
          --------
under any of the Contracts to which the Company is a party deemed appropriate or necessary by any party in connection with the Merger, including all consents, waivers and approvals set forth in the Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company thereunder from and after the Effective Time.

     5.9  FIRPTA Compliance. On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement (a "FIRPTA Compliance Certificate") in a
                                         -----------------------------
form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.10 Reasonable Efforts. Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates, or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.11 Notification of Certain Matters. The Company or any Stockholder, as
          -------------------------------
the case may be, shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or any Stockholder, respectively and as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of the Company or any Stockholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.11 shall not (a) limit or otherwise affect any remedies available to
------------
the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company or the Stockholders pursuant to this Section 5.11, however, shall be deemed to amend or supplement
                 ------------
the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     5.12 Additional Documents and Further Assurances. Each party hereto, at the
          -------------------------------------------
request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

     5.13 S-8 Registration. Not later than three (3) business days after the
          ----------------
Closing Date, Parent agrees to file, if available for use by Parent, with the Securities and Exchange Commission a registration statement on Form S-8 registering no less than that number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent with Parent Options pursuant to Section
                                                                  -------
1.6(d)(i) hereof.
---------

     5.14 Estimated Closing Balance Sheet. The Company shall prepare and deliver
          -------------------------------
the Estimated Closing Balance Sheet at least five (5) business days prior to the Closing Date.

     5.15 Termination of 401(k) Plan. Effective as of the day immediately
          --------------------------
preceding the Closing Date, the Company shall terminate any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated). Unless Parent provides such written notice to the Company, no later than five (5) business days prior to the Closing Date, the Company shall provide Parent with evidence that such Company Employee Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Parent may reasonably require.

     5.16 Resignation of Officers and Directors. The Stockholders, being all of
          -------------------------------------
the directors of the Company shall resign as directors and officers of the Company effective as of the Effective Time.

     5.17 Issuance of Additional Options. The Company shall have granted Company
          ------------------------------
Options to purchase an aggregate of eight hundred seventy thousand five hundred thirteen (870,513) shares of Company Common Stock to the individuals listed on
Section 2.2(b) of the Disclosure Schedule on the terms and conditions set forth in Section 1.6(d).

     5.18 Investor Rights Agreement. Parent and each of the Stockholders shall
          -------------------------
have executed a Investor Rights Agreement in the form attached hereto as Exhibit
                                                                         -------
C.
-

     5.19 Proprietary Information and Inventions Assignment Agreement. Each
          -----------------------------------------------------------
employee and contractor of the Company shall enter into and execute a proprietary information and inventions assignment agreement with the Company in a form satisfactory to Parent.

     5.20 Certain Tax Matters.
          -------------------

          (a) None of Parent, Sub or the Company shall take any action that would be reasonably expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

          (b) To the extent that Taxes are not reflected or accrued on the Estimated Closing Balance Sheet, the Stockholders shall be responsible for and pay all Taxes attributable to the Company or its operations for periods beginning on the S Corp Date and ending at the Effective Time. The parties acknowledge that there should be no accrual for any federal income taxes or any state income taxes other than taxes imposed on income of an S corporation by the state of Connecticut. Any Taxes of the Company for periods beginning on the S Corp Date and ending at the Effective Time that are later determined as a result of an audit or assessment and that were not reflected on the Estimated Closing Balance Sheet shall be paid by the Stockholders. The Stockholders shall be responsible for timely filing all federal and state Tax Returns of the Company for taxable periods ending on or prior to the Effective Time. Such Tax Returns will be prepared and filed in accordance with applicable law and in a manner consistent with past practices. Should Parent or any of its affiliates after the Effective Time receive notice from any taxing authority of an audit of the Company or that additional taxes are due for which Stockholders are liable under this Section 5.20, then Parent shall give the Stockholders immediate written
     ------------
notice thereof, including a copy of all correspondence received from the taxing authority. The Stockholders shall, in their discretion, contest said audit or assessment, and shall pay the cost thereof, and Parent and the Company agree to cooperate with the Stockholders in so doing, at no cost to Parent or the Company. If Taxes (other than Taxes provided for or accrued on the Estimated Closing Balance Sheet) are ultimately determined as due for tax periods beginning on the S Corp Date and ending at the Effective Time, then the Stockholders shall promptly pay them, and neither the Company nor Parent shall have any liability or responsibility therefore.

          (c) After the Effective Time, Parent and the Company, on the one hand, and the Stockholders, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods ending on or prior to the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

     5.21 Employment Agreements. Each of the Surviving Corporation and the
          ---------------------
Stockholders shall enter into an employment agreement substantially in the form previously provided to the Stockholder Representative and legal counsel to the Company.

     5.22 Eastern Bank. The Parent shall, on or before the Closing pay-off the
          ------------
outstanding indebtedness of the Company to Eastern Bank, not to exceed six million seven hundred seventy-eight thousand six hundred fifty ($6,778,650), increased by eleven hundred dollars ($1,100) per day after the date hereof (the "Eastern Bank Loan").
 -----------------

                                  ARTICLE VI
                                  ----------

                           CONDITIONS TO THE MERGER
                           ------------------------

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The
         ------------------------------------------------------------
respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

          (a) No Order. No Governmental Entity shall have enacted, issued,
              --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (b) No Injunctions or Restraints; Illegality. No temporary restraining
              ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

          (c) Reorganization Status. There shall have been no change in the
              ---------------------
facts from those in existence as of March 27, 2001 and May 25, 2001 which, based on the advice of counsel, would be reasonably likely to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

          (d) Investor Rights Agreement. Parent and each of the Stockholders
              -------------------------
shall have executed a Investor Rights Agreement in the form attached hereto as Exhibit C.

          (e) Lease Agreement. A lease agreement shall have been entered into
              ---------------
between Parent and KC Cubed Realty Associates, LLC for the property located at 100 Washington Street, Milford Connecticut, for $11.00 per square foot (adjusted bi-annually in an amount equal to the change in the consumer price index, provided no increase shall exceed four percent (4%) in any bi-annual adjustment);

          (f) Employment Agreements. Each of the Stockholders and the Surviving
              ---------------------
Corporation shall have executed an Employment Agreement in such form reasonably acceptable to the parties thereto.

          (g) Day Care Center. The Surviving Corporation shall have entered into
              ---------------
an agreement with Lightwave Learning Center, LLC, on terms reasonably acceptable to each of

Surviving Corporation and Lightwave Learning Center, LLC, with no portion of such cost to be paid by the Surviving Corporation or Parent.

          (h) Litigation. There shall be no action, suit, claim, or proceeding
              ----------
of any nature pending, or overtly threatened, against Parent or the Company, their respective properties or any of their respective officers or directors arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

     6.2 Conditions to the Obligations of Parent and Sub. The obligation of
         -----------------------------------------------
Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub:

          (a) Representations, Warranties and Covenants. (i) The representations
              -----------------------------------------
and warranties of the Company and the Stockholders in this Agreement (other than the representations and warranties of the Company and the Stockholders as of a specified date, which will be true and correct as of such date) shall be true and correct on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) the Company and the Stockholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

          (b) Governmental Approval. Approvals from any court, administrative
              ---------------------
agency, commission, or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, or commission (if any) deemed appropriate or necessary by Parent shall have been timely obtained.

          (c) Third Party Consents. Parent shall have received all necessary
              --------------------
consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time.

          (d) Reserved.
              --------

          (e) Reserved.
              --------

          (f) Stockholder Certificate. Each of the Stockholders shall have
              -----------------------
executed and delivered to Parent a Stockholder Certificate in substantially the form attached hereto as Exhibit B.

          (g) Resignation of Directors. Parent shall have received a written
              ------------------------
resignation from each of the directors of the Company effective as of the Effective Time.

          (h) Legal Opinion. Parent shall have received a legal opinion from
              -------------
legal counsel to the Company, substantially in the form attached hereto as Exhibit D.
---------

          (i) No Material Adverse Change. There shall not have occurred any
              --------------------------
event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company since the date of this Agreement.

          (j) Non-Competition Agreements. Each of the Stockholders shall have
              --------------------------
executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as Exhibit E, and all of such Non-Competition Agreements shall
                   ---------
be in full force and effect.

          (k) Reserved.
              --------

          (l) Stockholder Approval. Stockholders (other than option holders
              --------------------
under the Plan) holding all of the outstanding shares of Company Common Stock (on an as-converted basis) shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby. The Stockholders shall have approved by the requisite vote any payments of cash or stock contemplated by this Agreement that may be deemed to constitute "parachute payments" pursuant to
Section 280G of the Code such that (i) all such payments, sales, and purchases resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to Section 280G of the Code or shall be exempt from such treatment under such Section 280G or that (ii) such parachute payment, upon proper vote by the Stockholders, was not approved by the Stockholders.

          (m) Investigation by Parent. The Parent shall have completed its due
              -----------------------
diligence investigation of the Company, with results reasonably satisfactory to Parent. This condition shall be deemed waived by Parent on June 11, 2001.

          (n) Certificate of the Company and the Stockholders. Parent shall have
              -----------------------------------------------
received a certificate, validly executed by the Stockholders and the Chief Executive Officer of the Company for and on its behalf, to the effect that, as of the Closing:

              (i) all representations and warranties made by the Company and the Stockholders in this Agreement (other than the representations and warranties of the Company and the Stockholders as of a specified date, which will be true and correct as of such date) were true and correct in all respects on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

              (ii) all covenants and obligations under this Agreement to be performed by the Company or the Stockholders on or before the Closing have been so performed in all material respects.

          (o) Certificate of Secretary of Company. Parent shall have received a
              -----------------------------------
certificate, validly executed by the Secretary of the Company, certifying as to
(i) the terms and effectiveness of the certificate of incorporation and the bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the Stockholders approving this Agreement and the consummation of the transactions contemplated hereby.

          (p) Certificate of Good Standing. Parent shall have received a long-
              ----------------------------
form certificate of good standing from the Secretary of State of the State of Connecticut, dated within a reasonable period prior to Closing.

          (q) FIRPTA Certificate. Parent shall have received a copy of the
              ------------------
FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

          (r) Termination of 401(k) Plan and other profit sharing plans. Parent
              ---------------------------------------------------------
shall have received from the Company evidence that the Company's 401(k) plan and any other profit sharing plans have been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date.

          (s) Estimated Closing Date Balance Sheet. Parent shall have received
              ------------------------------------
from the Company the Estimated Closing Date Balance Sheet pursuant to Section
                                                                      -------
5.14 hereof.
----
          (t) Reserved.
              --------

          (u) Issuance of Additional Options. The Company shall have granted the
              ------------------------------
Company Options pursuant to the Plan.

          (v) Proprietary Information and Inventions Assignment Agreement. The
              -----------------------------------------------------------
Company shall have provided evidence reasonably satisfactory to Parent that each employee and contractor of the Company has entered into and executed a proprietary information and inventions assignment agreement with the Company in a form satisfactory to Parent.

     6.3 Conditions to Obligations of the Company and the Stockholders. The
         -------------------------------------------------------------
obligations of the Company and each of the Stockholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations, Warranties and Covenants. The representations and
              -----------------------------------------
warranties of Parent and Sub in this Agreement were true and correct when made and shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of Parent. Company shall have received a certificate
              ---------------------
executed on behalf of Parent by an appropriate officer of Parent to the effect that, as of the Closing:

              (i) all representations and warranties made by Parent and Sub in this Agreement were true and correct when made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

              (ii) all covenants and obligations under this Agreement to be performed by Parent and Sub on or before the Closing have been so performed in all material respects.

          (c) Legal Opinions. Company shall have received a legal opinion from
              --------------
legal counsel to Parent, substantially in the form attached hereto as Exhibit F.
                                                                      ---------
          (d) Certificate of Good Standing. The Company shall have received a
              ----------------------------
long-form certificate of good standing from the Secretary of State of the State of Delaware, dated within a reasonable period prior to Closing.

          (e) Eastern Bank. The Parent shall have paid off the Eastern Bank loan
              ------------
in full, and Eastern Bank shall have delivered to the Stockholders their original personal guarantees.


                                  ARTICLE VII
                                  -----------


              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW
              --------------------------------------------------

     7.1 Survival of Representations, Warranties and Covenants. The
         -----------------------------------------------------
representations and warranties of the Company and the Stockholders contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement (and any associated liability), shall survive for a period of two
(2) years following the Closing Date (the expiration of such two (2) year period, the "Survival Date"); provided, however, that the representations and
             -------------
warranties (and any associated liability) contained in Section 2.1 (Organization
                                                       -----------
of the Company), Section 2.2 (Company Capital Structure), Section 2.3
                 -----------                              -----------
(Subsidiaries), Section 2.4 (Authority), Section 2.7 (Company Financial
                -----------              -----------
Statements), Section 2.10 (Tax Matters), Section 2.20 (Environmental Matters)
             ------------                ------------
and claims for Fraud (as defined in Section 7.5) shall survive indefinitely or
                                    -----------
until the expiration of the applicable statute of limitations; and provided, further, that the representations and warranties contained in Section 2.13
                                                              ------------
(Intellectual Property) (and any associated liability) shall survive only until the fifth (5) anniversary of the Closing Date. The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the six (6) month anniversary of the Closing Date.

     7.2 Indemnification. The Stockholders agree to indemnify and hold Parent
         ---------------
and its officers, directors, and affiliates, including the Surviving Corporation (the "Indemnified Parties"), harmless to the extent of each Stockholder's Pro-
      -------------------
Rata Portion (as defined below) of any loss (as defined below) and subject to the limitations contained in Section 7.5, against all claims, losses,
                             -----------
liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred or sustained by the
                ----                    ------
Indemnified Parties, or any of them (including the Surviving Corporation), directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company or the Stockholders contained in this Agreement or in any certificate, instrument, or other document delivered pursuant to this Agreement or any Loss arising under the final proviso in Sections 2.13(i), 2.17, 2.20(a), (ii) any failure by the Company or the Stockholders to perform or comply with any covenant applicable to any of them contained in this Agreement, (iii) the amount, if any, of such Deficit as set forth in Section 1.7, (iv) any Dissenting Share payments. The Stockholders shall
         -----------
not have any right of contribution from the Company or Parent with respect to any Loss claimed by an Indemnified Party.

     7.3 Escrow Arrangements
         -------------------

          (a)  Holdback of Merger Cash.  By virtue of this Agreement and as
               -----------------------
partial security for the indemnity provided for in Section 7.2 hereof, at the
                                                   -----------
Effective Time, Parent shall either (at Parent's election at the Closing): (i) retain the Holdback cash, and the Parent shall credit to such Holdback cash interest calculated at the applicable federal rate then in effect or (ii) deposit the Holdback cash with the Escrow Agent, and such cash shall be deposited in cash or cash equivalents. Subject to the provisions and procedures contained in the Article 7, the Holdback cash shall be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them for which they are entitled to recovery under this Article VII.

          (b)  Escrow Fund.  By virtue of this Agreement and as partial
               -----------
security for the indemnity provided for in Section 7.2 hereof, at the Effective
                                           -----------
Time, the Stockholders will be deemed to have received and deposited with the Escrow Agent the Holdback, if applicable, and the Escrow Shares (plus any additional shares as may be issued in respect of any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of the Stockholders. The Holdback and the Escrow Shares shall be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this Article VII. Promptly after the Closing, the Holdback, if applicable, and
     -----------
Escrow Shares without any act of the Stockholders, will be deposited with the Escrow Agent, such deposit to collectively constitute an escrow fund (the "Escrow Fund") to be governed by the terms of a separate Escrow Agreement in
 -----------
the form attached as Exhibit G.  The parties agree to share equally the costs
                     ---------
of the Escrow Agent's services.

          (c)  Threshold.  Notwithstanding any provision of this Agreement to
               ---------
the contrary, Parent may not recover any Losses from the Escrow Fund unless and until one or more Officer's Certificates (as defined below) identifying Losses in excess of $50,000 in the aggregate (the "Threshold Amount") has or have been
                                            ----------------
delivered to the Escrow Agent or Stockholders as provided in Section 7.3(f)
                                                             --------------
hereof, in which case Parent shall be entitled to recover all Losses so identified, including the Threshold Amount. Notwithstanding the foregoing, Parent shall be entitled to recover for, and the Threshold Amount shall not apply as a threshold to, any and all claims or payments made with respect to (A) all Losses incurred pursuant to clauses (ii) through (iv) of Section 7.2 hereof
                                                             -----------
and (B) any inaccuracy or breach or misrepresentation of a representation and warranty contained in Section 2.1 (Organization of the Company), Section 2.2
                      -----------                                -----------
(Company Capital Structure), Section 2.3 (Subsidiaries), Section 2.4
                             -----------                 -----------
(Authority), Section 2.7 (Company Financial Statements), Section 2.10 (Tax
             -----------                                 ------------
Matters), Section 2.20 (Environmental Matters) and any claim for Fraud (as
          ------------
defined in Section 7.5).  For the purposes hereof, "Officer's Certificate"
           -----------                              ---------------------
shall mean a certificate signed by any executive officer of Parent: (1) stating that Parent has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. The date an Officer's Certificate is delivered shall be deemed the date such claim is made for the purposes of calculating the Assumed Share Value.

          (d)  Satisfaction of Claims.  Claims by an Indemnified Party for
               ----------------------
Losses shall be satisfied: (A) first from the Holdback and the Escrow Shares, and (B) and second, against the Stockholders directly (with the Merger Cash Ratio Percentage being the percentage of such amount paid pursuant to this subsection (d) to be paid in cash and the remaining percent (equal to the Merger Share Ratio Percentage) of such amount being paid in Merger Shares (valued at the Assumed Share Value calculated as of the date such claim was made); provided, that in the event the Shareholders then hold insufficient Merger Shares to make such payment, any unpaid amount shall be paid in cash.

          (e)  Escrow Period; Distribution of Escrow Shares and Holdback Upon
               --------------------------------------------------------------
Termination of Escrow Period.  Subject to the following requirements, the
----------------------------
Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., local time, on the date fourteen (14) days after the Survival Date (the "Escrow Period"); provided, however, that the Escrow
                        -------------
Period shall not terminate with respect to any amount which, in the reasonable judgment of Parent, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all claims have been resolved, the Escrow Agent shall deliver to the Stockholders the remaining portion of the Escrow Fund, if any, and if applicable Parent shall deliver to Stockholders the remaining portion of the Holdback, if any, not required to satisfy such claims. Deliveries of the Escrow Shares out of the Escrow Fund and deliveries of cash out of the Holdback to the Stockholders pursuant to this Section 7.3(e) shall be
                                                         --------------
made on a Pro Rata Basis to their respective potions of the Escrow Fund and Holdback. In the event that on the six (6) month anniversary of the Closing Date there have been no claims made by the Indemnified Parties (other than claims that could not reasonably be expected to result in aggregate Losses in excess of the Threshold Amount) then fifty percent (50%) of the Holdback together with interest accrued thereon and fifty percent (50%) of the Escrow Shares shall be released to the Stockholders within fourteen (14) days after the end of such six
(6) month period.

          (f)  Claims for Indemnification.
               --------------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of an Officer's Certificate, the Escrow Agent shall, subject to the provisions of Section 7.3(g) hereof, deliver to Parent, as
                                    --------------
promptly as practicable, Parent Common Stock in the Escrow Fund and cash from the Holdback equal (in aggregate) to such Losses (with the Merger Cash Ratio Percentage being the percentage of such amount paid pursuant to this subsection
(f)(ii) to be paid in cash and the remaining percent (equal to the Merger Share Ratio Percentage) of such amount being paid in Merger Shares (valued at the Assumed Share Value calculated as of the date such claim was made); provided, that if the Holdback has been retained by the Parent, the Escrow Agent shall deliver Parent the Parent Common Stock and Parent shall be entitled to retain such amount of the Holdback as would have otherwise been paid pursuant this subsection (f)(ii), and Parent shall no longer be liable for interest upon such released Holdback amount; and provided, further that in the event the Shareholders then hold insufficient Merger Shares to make such payment, any unpaid amount shall be paid in cash

               (ii) If Losses incurred or sustained by the Indemnified Parties exceed the Holdback and the value (as calculated based on the Assumed Share Value as of the date such claim is made) of the Parent Common Stock in the Escrow Fund, then an Indemnified Party may make a claim directly against the Stockholders. In the event an Indemnified Party pursues indemnity directly against the Stockholders, subject to the provisions of Section 7.3(g) and
                                                       --------------
Section 7.5 hereof,
-----------
each Stockholder shall promptly, and in no event later than thirty (30) days after delivery of an Officer's Certificate to the Stockholder Representative, wire transfer to the Indemnified Party such Stockholder's Stockholder Pro Rata Portion of such Loss. For the purposes hereof, "Stockholder Pro Rata Portion"
                                                ----------------------------
shall mean, with respect to each Stockholder, an amount equal to the quotient obtained by dividing (x) the number of shares of Company Common Stock owned by such Stockholder immediately prior to the Effective time by (y) the number of shares of Company Common Stock owned by all Stockholders together (the total of all such shares together, the "Stockholder Portion"). In no event shall any
                               -------------------
stockholder be obligated to Parent beyond their Stockholder Pro Rata Portion of any Loss.

               (iii) If the Stockholder Representative (as defined in Section
                                                                      -------
7.4 hereof) does not object in writing within the 30-day period after delivery
---
by the Parent of the Officer's Certificate, such failure to so object shall be an irrevocable acknowledgment by the Stockholder Representative and the Stockholders that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate.

          (g)  Objections to Claims against the Escrow Fund.
               --------------------------------------------

               (i)   At the time of delivery of any Officer's Certificate to
the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Shares pursuant to Section 7.3(f) hereof or distribute of any Holdback cash (if any)
            --------------
nor shall Parent apply any Holdback Cash unless the Escrow Agent and Parent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund and cash from the Holdback (if any) and the Parent may apply the Holdback as provided hereunder equal to the amount of Losses claimed in the Officer's Certificate, provided that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

               (ii) Notwithstanding the foregoing, the calculation of the Deficit at Closing in accordance with the terms of Section 1.7 hereof shall be
                                                   ------------
conclusive and binding on all parties to this Agreement, and none of the Parent, the Stockholder Representative, nor the Stockholders shall have any further right to challenge such calculation of the Deficit at Closing, whether pursuant to the terms of this Section 7.3 or otherwise.
                     -----------

          (h)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses from the Holdback, the Escrow Fund, or from the Stockholders directly, within thirty (30) days after delivery of such Officer's Certificate, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation and prior to sixty (60) days after delivery of an Officer's Certificate, either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, Parent and the Stockholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If the Stockholder Representative fails to select an arbitrator during this fifteen
(15) day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by Parent.

               (iii) Any such arbitration shall be held in Santa Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent shall be entitled to rely on, and make distributions from the Escrow Fund in accordance with, the terms of such award, judgment, decree or order as applicable. Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

               (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provision shall apply to any dispute between the Stockholders and the Indemnified Party under this Article VII hereof, whether relating to claims upon the Holdback,
           -----------
Escrow Fund or to the other indemnification obligations set forth in this
Article VII.
-----------

          (i)  Third-Party Claims.  In the event Parent becomes aware of a
               ------------------
third-party claim which Parent reasonably believes may result in a demand against the Escrow Fund and Holdback or for other indemnification pursuant to this Article VII, Parent shall notify the Stockholder Representative of such
     -----------
claim, and the Stockholder Representative shall be entitled on behalf of the Stockholders, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim; provided, however, that any such claim shall not be compromised or settled without the written consent of the Stockholder Representative, which consent shall not be unreasonably withheld or delayed. The parties agree to cooperate fully with one another in connection with the resolution of any third-party claim. In the event that the Stockholder Representative has consented to any such settlement, the Stockholders (including the Stockholders) shall have no power or authority to object under any provision of this Article VII to the amount of any claim by
                                   -----------
Parent against the Escrow Fund or against the Stockholders directly, as the case may be, with respect to such settlement.

     7.4  Stockholder Representative.
          --------------------------

          (a) Each of the Stockholders hereby appoints David B. Cheever as its agent and attorney-in-fact, as the Stockholder Representative (the "Stockholder
                                                                    -----------
Representative") for and on behalf of  the Stockholders (and with regard to
--------------
Claims made against the Stockholders directly, for and on behalf of the Stockholders) to give and receive notices and communications, to authorize payment to Parent from the Escrow Fund in satisfaction of claims by Parent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund (or, in the event there are no amounts remaining in the Escrow Fund, by two-thirds of the Stockholders agree to such removal and to the identity of the substituted agent. A vacancy in the position of Stockholder Representative may be filled by the holders of a majority in interest of the Escrow Fund (or, in the event there are no amounts remaining in the Escrow Fund, by three of the four other Stockholders. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Stockholders.

          (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Stockholders on whose behalf the Holdback and Escrow Shares were contributed to the Escrow Fund shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative.

          (c) A decision, act, consent or instruction of the Stockholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Section 8.3 and Section 8.4 hereof, shall
                              -----------     -----------
constitute a decision of the Stockholders and shall be final, binding and conclusive upon the Stockholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Stockholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

     7.5  Maximum Payments; Remedy.
          ------------------------

          (a)  Subject to Section 7.5(b) and (c) hereof, the maximum amount an
                          ----------------------
Indemnified Party may recover from each Stockholder pursuant to the indemnity set forth in Section 7.2 hereof for Losses or for any claim whatsoever under
             -----------
this Agreement (except as provided in this Section 7.5) shall be limited to a
                                           -----------
dollar amount equal to the aggregate proceeds (as calculated based on the Assumed Share Value on the date of such claim) received by such Stockholder; provided, however, that the maximum amount an Indemnified Party may recover
--------  -------
from each of the Stockholder with respect to a Loss arising pursuant to a breach or inaccuracy of a representation or warranty contained in Section 2.13
                                                           ------------
(Intellectual Property) or any claim whatsoever under this Agreement relating to Intellectual Property (collectively "IP Costs") shall be limited as follows:
                                     --------
(X) for any loss arising on or before the first anniversary of the Closing Date, the maximum amount an Indemnified Party may recover shall equal each Stockholder's Pro-Rata Portion of the Assumed Share Value of the Merger Shares, and (Y) for any loss arising after the first anniversary of the Closing Date, but before the fifth anniversary of the Closing Date, the maximum amount an Indemnified Party may recover in shall equal twenty-five (25%) of each Stockholder's Pro-Rata Portion of the Aggregate Consideration (with the Merger Shares having an assumed value equal to such shares Trading Price on the Closing
Date). After the fifth anniversary of the Closing Date, no Stockholder shall have any liability for IP Costs.

          (b) Nothing herein shall limit the liability of any of the Stockholders in respect of Losses arising out of (i) any breach of the covenants contained in Section 5.20(b) or (ii) any knowing, intentional or fraudulent
             ---------------
beaches or inaccuracies of the representations and warranties or breach of covenants ("Fraud") on the part of such Stockholder.
            -----

          (c) Nothing herein shall limit the liability of the Company or the Stockholders for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement if the Merger does not close.

                                 ARTICLE VIII
                                 ------------

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     8.1  Termination.  Except as provided in Section 8.2 hereof, this
                                              -----------
Agreement may be terminated and the Merger abandoned at any time prior to the
Closing:

          (a)  by mutual agreement of the Company, the Stockholders and Parent;

          (b) by Parent, the Stockholders or the Company if the Closing Date shall not have occurred by June 30, 2001;

          (c) by Parent, the Stockholders or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

          (d) by Parent, the Stockholder Representative or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger;

          (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement not otherwise qualified by materiality or any breach of any representation, warranty, covenant or agreement that is qualified by materiality, of the Company or the Stockholders contained in this Agreement such that the conditions set forth in Section 6.2(a) hereof would not be
                                      --------------
satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company and the applicable Stockholder; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

          (f) by the Company or the Stockholders if none of the Company or the Stockholders is in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in
Section 6.3(a) hereof would not be satisfied and such breach has not been cured
--------------
within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured, and provided, further, that this Section 8.1 shall in no way
                                                  -----------
limit the remedies available to the Parent for any Loss under this Agreement; or

          (g) on or before June 1, 2001, if the Parent is not reasonably satisfied with the results of its due diligence investigation of the Company, and has given notice of such termination to the Company and the Stockholder Representative.

     8.2  Effect of Termination. In the event of termination of this
          ---------------------
Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith
                         -----------
become void and there shall be no liability or obligation on the part of Parent, the Company or the Stockholders, or their respective officers, directors or stockholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 5.5, 5.6 and 5.7
                                                   ------------  ---     ---
hereof, Article IX hereof and this Section 8.2 shall remain in full force and
        ----------                 -----------
effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.
     ------------

     8.3  Amendment.  This Agreement may be amended by the parties hereto at
          ---------
any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 8.3, the
                                                         -----------
Stockholders agree that any amendment of this Agreement signed by the Stockholder Representative shall be binding upon and effective against the Stockholders whether or not they have signed such amendment.

     8.4  Extension; Waiver.  At any time prior to the Closing, Parent, on the
          -----------------
one hand, and the Company and the Stockholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 8.4, the Stockholders agree that any
                            -----------
extension or waiver signed by the Stockholder Representative shall be binding upon and effective against all Stockholders whether or not they have signed such extension or waiver.

                                  ARTICLE IX
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

          (a)  if to Parent or Sub, to:

                  Lantronix, Inc.
                  15353 Barranca Parkway
                  Irvine, California  92618
                  Attention: Steven V. Cotton
                  Telephone No.: (949) 453-3990
                  Facsimile No.: (949) 453-3995

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attention: John T. Sheridan, Esq.
                  Telephone No.: (650) 493-9300
                  Facsimile No.: (650) 493-6811

          (b)  if to the Company or the Stockholder Representative, to:

                  Lightwave Communications, Inc.
                  100 Washington Street
                  Milford, Connecticut 06460

                  Attention: David B. Cheever
                  Telephone No.: (___) ___-____
                  Facsimile No.: (___) ___-____

          (c)  If to the Stockholders, to the addresses set forth in
Section 9.1 of the Disclosure Schedule with a copy to:
-----------

                  Gadsby Hannah LLP
                  225 Franklin Street
                  Boston, MA 02110
                  Attn: Ron M. Hadar

     9.2  Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment.  This Agreement, the Exhibits hereto,
          ----------------------------
the Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

     9.5  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies.  Any and all remedies herein expressly conferred upon
          --------------
a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Orange County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
          --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Parent, Sub, the Company, the Stockholders and the Stockholder Representative have caused this Agreement to be signed, all as of the date first written above.


                                         LANTRONIX, INC.

                                         By: /s/ STEVEN V. COTTON
                                            ------------------------------------
                                            Name:  Steven V. Cotton
                                            Title: Chief Operating Officer and
                                                   Chief Financial Officer


                                         LIGHTWAVE COMMUNICATIONS, INC.

                                         By: /s/ DAVID B. CHEEVER
                                            ------------------------------------
                                            Name:  David B. Cheever
                                            Title: President


                                         LWC ACQUISITION CORPORATION

                                         By: /s/ STEVEN V. COTTON
                                            ------------------------------------
                                            Name:  Steven V. Cotton
                                            Title: Chief Financial Officer


                                         STOCKHOLDERS' REPRESENTATIVE

                                          /s/ DAVID B. CHEEVER
                                         ---------------------------------------
                                         David B. Cheever



            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                                         STOCKHOLDERS


                                         /s/ DAVID B. CHEEVER
                                         ---------------------------------------
                                         David B. Cheever, an individual


                                         /s/ PETER T. HENDERSON
                                         ---------------------------------------
                                         Peter T. Henderson, an individual


                                         /s/ ROSS D. CAPEN
                                         ---------------------------------------
                                         Ross D. Capen, an individual


                                         /s/ KEVIN F. KEEFE
                                         ---------------------------------------
                                         Kevin F. Keefe, an individual


                                         /s/ MICHAEL L. CANESTRI
                                         ---------------------------------------
                                         Michael L. Canestri, an individual



            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION